Exhibit 99.1
Investor Relations: Media Relations:	Anjali Aggarwal Jonathan Freedman +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for the First Quarter of 2020

Company reports EPS of $(0.33), Economic EPS of $3.16 in first quarter of 2020

Continue to address the impact of the COVID-19 pandemic on AMG's Affiliates, business, employees, and surrounding communities — including supporting the relief efforts of local healthcare systems
Ongoing execution of long-term growth strategy during the quarter: completed partnership with Comvest Capital Partners and announced strategic relationship with iCapital

Capitalized on balance sheet strength and flexibility: repurchased $70 million in common stock in Q1 and plan to reallocate $50 million of capital toward share repurchases, in lieu of dividend payments, over the balance of 2020

WEST PALM BEACH, FL, April 27, 2020 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the first quarter of 2020.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“Our most critical focus is addressing the ongoing impact of the COVID-19 pandemic on our community and across all aspects of our business — above all, its effects on the individuals and families at AMG and our Affiliates. Amid unprecedented market uncertainty and volatility, our business and Affiliates remain resilient. AMG reported Economic earnings per share of $3.16 and net client cash flows of $(13.8) billion, driven by certain quantitative strategies across liquid alternatives and long-only equities. During the quarter, we continued to execute on our long-term strategy, and completed an investment in Comvest Capital Partners, a leading middle-market private equity and private credit firm, and announced a strategic relationship with iCapital, a technology-enabled platform delivering alternative investments to high net worth clients.

“Given the diversity of our independent boutique Affiliates, the alignment of our Affiliate partners, and our unique partnership structure, AMG is positioned to not only weather the most challenging times, but to excel in those periods. As owners of their businesses, independent active managers are directly aligned with their clients, and have proven over the long term to outperform both passive indexing and captive peers, particularly in periods of market volatility. AMG's business model provides financial stability amid market and industry headwinds, and with our strong and flexible balance sheet, we are well-positioned to invest in attractive growth opportunities to create long-term shareholder value.”

FINANCIAL HIGHLIGHTS	Three Months Ended
(in millions, except as noted and per share data)	3/31/2019	3/31/2020
Operating Performance Measures
AUM (at period end, in billions)	$774.2	$599.9
Average AUM (in billions)	772.6	663.0
Net client cash flows (in billions)	(7.4)	(13.8)
Aggregate fees	1,252.0	1,253.1
Financial Performance Measures
Net loss (controlling interest)	$(200.8)	$(15.6)
Loss per share (diluted)	(3.87)	(0.33)
Supplemental Performance Measures (1)
Adjusted EBITDA (controlling interest)	$215.6	$200.4
Economic net income (controlling interest)	169.0	151.3
Economic earnings per share	3.26	3.16

For additional information on our Supplemental Performance Measures, including reconciliations to GAAP, see the Financial Tables and Notes.

Capital Management
The Company announced a second-quarter cash dividend of $0.01 per common share, payable May 21, 2020 to common stockholders of record as of the close of business on May 7, 2020. During the first quarter of 2020, the Company repurchased $70 million in common stock and plans to reallocate $50 million of capital toward share repurchases, in lieu of dividend payments, over the balance of 2020.
About AMG
AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s strategy is to generate long‐term value by investing in leading independent active investment managers, through a proven partnership approach, and allocating resources across the Company's unique opportunity set to the areas of highest growth and return. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. In addition, AMG provides centralized assistance to its Affiliates on strategy, marketing, distribution, and product development. As of March 31, 2020, AMG’s aggregate assets under management were approximately $600 billion, across a broad range of active, return-oriented strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay and Presentation Information
A conference call will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13700585. The live call and replay of the session, and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENT OF CHANGES (in billions)

BY STRATEGY - QUARTER TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2019	$241.2	$274.9	$100.0	$106.4	$722.5
Client cash inflows and commitments	8.7	8.4	3.4	5.6	26.1
Client cash outflows	(11.2)	(15.2)	(7.7)	(5.8)	(39.9)
Net client cash flows	(2.5)	(6.8)	(4.3)	(0.2)	(13.8)
New investments	3.7	—	—	—	3.7
Market changes	(13.1)	(57.9)	(22.5)	(7.4)	(100.9)
Foreign exchange	(3.0)	(5.8)	(0.7)	(1.7)	(11.2)
Realizations and distributions (net)	(0.2)	—	—	(0.1)	(0.3)
Other	—	(0.1)	—	—	(0.1)
AUM, March 31, 2020	$226.1	$204.3	$72.5	$97.0	$599.9

BY CLIENT TYPE - QUARTER TO DATE	Institutional	Retail	High Net Worth	Total
AUM, December 31, 2019	$407.2	$198.1	$117.2	$722.5
Client cash inflows and commitments	10.7	10.7	4.7	26.1
Client cash outflows	(16.3)	(18.1)	(5.5)	(39.9)
Net client cash flows	(5.6)	(7.4)	(0.8)	(13.8)
New investments	3.7	—	—	3.7
Market changes	(51.3)	(36.2)	(13.4)	(100.9)
Foreign exchange	(5.9)	(4.5)	(0.8)	(11.2)
Realizations and distributions (net)	(0.2)	(0.1)	—	(0.3)
Other	(0.1)	—	—	(0.1)
AUM, March 31, 2020	$347.8	$149.9	$102.2	$599.9

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	3/31/2019	3/31/2020

Consolidated revenue	$543.1	$507.3

Consolidated expenses:
Compensation and related expenses	228.2	207.8
Selling, general and administrative	95.6	90.3
Intangible amortization and impairments	29.6	20.6
Interest expense	18.2	19.5
Depreciation and other amortization	5.2	5.1
Other expenses (net)	11.0	11.0
Total consolidated expenses	387.8	354.3

Equity method loss (net) (2)	(358.1)	(113.2)

Investment and other income	8.0	2.4
Income (loss) before income taxes	(194.8)	42.2

Income tax expense (benefit)	(61.8)	2.2
Net income (loss)	(133.0)	40.0

Net income (non-controlling interests)	(67.8)	(55.6)
Net loss (controlling interest)	$(200.8)	$(15.6)

Average shares outstanding (basic)	51.9	47.8
Average shares outstanding (diluted)	51.9	47.8

Loss per share (basic)	$(3.87)	$(0.33)
Loss per share (diluted)	$(3.87)	$(0.33)

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES (1)

	Three Months Ended
(in millions, except per share data)	3/31/2019	3/31/2020

Net loss (controlling interest)	$(200.8)	$(15.6)
Intangible amortization and impairments	459.8	195.7
Intangible-related deferred taxes	(93.8)	(31.0)
Other economic items	3.8	2.2
Economic net income (controlling interest)	$169.0	$151.3

Average shares outstanding (adjusted diluted)	51.9	47.8
Economic earnings per share	$3.26	$3.16

Net loss (controlling interest)	$(200.8)	$(15.6)
Interest expense	18.2	19.5
Income taxes	(64.8)	0.2
Intangible amortization and impairments	459.8	195.7
Other items	3.2	0.6
Adjusted EBITDA (controlling interest)	$215.6	$200.4

See Notes for additional information.

CONSOLIDATED BALANCE SHEET

	Period Ended
(in millions)	12/31/2019	3/31/2020

Assets
Cash and cash equivalents	$539.6	$592.2
Receivables	417.1	437.3
Investments in marketable securities	59.4	54.6
Goodwill	2,651.7	2,621.8
Acquired client relationships (net)	1,182.0	1,133.8
Equity method investments in Affiliates (net)	2,195.6	2,054.5
Fixed assets (net)	92.3	88.9
Other investments	211.8	222.9
Other assets	304.0	292.1
Total assets	$7,653.5	$7,498.1

Liabilities and Equity
Payables and accrued liabilities	$634.6	$414.0
Debt	1,793.8	2,044.9
Deferred income tax liability (net)	450.2	393.4
Other liabilities	359.1	555.1
Total liabilities	3,237.7	3,407.4

Redeemable non-controlling interests	916.7	581.8
Equity:
Common stock	0.6	0.6
Additional paid-in capital	707.2	860.7
Accumulated other comprehensive loss	(108.8)	(146.5)
Retained earnings	3,819.8	3,789.1
	4,418.8	4,503.9
Less: treasury stock, at cost	(1,481.3)	(1,523.9)
Total stockholders’ equity	2,937.5	2,980.0
Non-controlling interests	561.6	528.9
Total equity	3,499.1	3,508.9
Total liabilities and equity	$7,653.5	$7,498.1

Notes

(1)
As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest) and Economic earnings per share. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash expenses and to improve comparability between periods.

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation, amortization, impairments, certain Affiliate equity expenses, gains and losses on general partner and seed capital investments, and adjustments to our contingent payment arrangements. We believe that many investors use this non-GAAP measure when assessing the financial performance of companies in the investment management industry.

Under our Economic net income (controlling interest) definition, we add to Net income (loss) (controlling interest) our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements), certain Affiliate equity expenses, and gains and losses on general partner and seed capital investments. Economic net income (controlling interest) is used by management and our Board of Directors as our principal performance benchmark, including as one of the measures for aligning executive compensation with stockholder value.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, the potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended
(in millions)	3/31/2019	3/31/2020
Average shares outstanding (diluted)	51.9	47.8
Stock options and restricted stock units	0.0	0.0
Average shares outstanding (adjusted diluted)	51.9	47.8

These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (loss) (controlling interest), Earnings per share (controlling interest) or other GAAP performance measures. For additional information on our non-GAAP measures, see our Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC’s website at www.sec.gov.

(2)	The following table presents equity method earnings and equity method intangible amortization and impairments, which in aggregate form Equity method loss (net):

	Three Months Ended
(in millions)	3/31/2019	3/31/2020
Equity method earnings	$80.1	$66.1
Equity method intangible amortization and impairments	(438.2)	(179.3)
Equity method loss (net)	$(358.1)	$(113.2)
Forward Looking Statements and Other Matters
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” "preliminary," “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, pandemics (including COVID-19) and related changes in the global economy, capital markets and the asset management industry, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.